[LOGO] BEASLEY BROADCAST GROUP, INC.

News Announcement	For Immediate Release
CONTACT:
B. Caroline Beasley, Chief Financial Officer	Stewart Lewack, Joseph Jaffoni
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS SECOND QUARTER RESULTS

NAPLES, Florida, August 4, 2003—Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three-month and six-month periods ended June 30, 2003.

For the three months ended June 30, 2003, consolidated net revenue rose 0.5% to $28.5 million from $28.3 million in the same period of 2002. Operating income from continuing operations for the period was $7.1 million, compared to $7.5 million in the second quarter of 2002, while Station Operating Income (SOI) was $9.4 million compared to $9.8 million in the year-ago period. Including a $2.5 million gain on the sale of 150,000 shares of common stock of FindWhat.com, net income rose 69% to $4.4 million, or $0.18 per diluted share, in the three months ended June 30, 2003 from net income of $2.6 million, or $0.11 per diluted share, in the three months ended June 30, 2002. Per share results for the second quarters of 2003 and 2002 are based on 24,316,430 and 24,316,087 diluted shares outstanding, respectively.

Reported and same-station results are the same for the three month periods ended June 30, 2003 and 2002, as no station acquisitions or dispositions were completed in the relevant periods.

For the six months ended June 30, 2003, consolidated net revenue decreased 0.4% to $53.0 million from $53.2 million in the same period of 2002. Operating income from continuing operations was $11.7 million, compared to $12.3 million in the year-ago period, while SOI was $16.3 million compared to $16.8 million.

The Company reported net income of $6.4 million, or $0.26 per diluted share, for the first six months of 2003, compared to a net loss of $8.4 million, or $0.34 per diluted share, in the comparable 2002 period. Net income for the 2003 period reflects a $3.3 million gain on the sale of 250,000 shares of common stock of FindWhat.com and $0.03 million, or $0.01 per diluted share, in discontinued operations. The 2002 net loss reflects the adoption of SFAS No. 142, which resulted in a non-cash, after-tax impairment charge taken in the first quarter of 2002 totaling $12.1 million, or $0.50 per diluted share, pertaining to the impairment of certain intangible assets, of which $0.4 million, or $0.02 per diluted share, is reported in discontinued operations. Per share results for the first half of 2003 and 2002 are based on 24,298,580 and 24,308,731 diluted shares outstanding, respectively.

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Beasley Broadcast Group, 8/4/03	page 2 of 7

On a same-station basis for the first six months of 2003, consolidated net revenue declined 0.1% to $53.0 million from $53.1 million in the first six months of 2002. SOI on a same-station basis decreased 1.9% to $16.3 million, from $16.6 million for the six months ended June 30, 2002.

For the period ended June 30, 2003, the Company’s credit facility stipulates a maximum leverage ratio of 6.25-to-1.00, calculated as total outstanding senior debt (as defined in the credit agreement) at the end of a fiscal quarter divided by consolidated operating cash flow (as defined in the credit agreement) for the trailing twelve-month period. As of June 30, 2003, the Company’s total outstanding senior debt was $185,198,104 and consolidated operating cash flow for the trailing twelve-month period was $31,445,810, for a leverage ratio of 5.89-to-1.00.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Second quarter revenue reflects increases at our Miami, Las Vegas and Ft. Myers market clusters, which offset declines at our Philadelphia cluster and certain other markets located near military bases. We continued to prudently manage station operating expenses during the period as we limited station operating expense growth to only 3% over 2002 levels. On a company-wide basis, we reduced interest expense by 26%.

“Given the mixed economic outlook and limited visibility in our markets, we remain cautious about revenue prospects for the remainder of 2003. Our advertisers are continuing to purchase spots less than three weeks in advance, making it difficult to predict long-term revenue trends with certainty. We are encouraged by the strength of local advertising in some of our key markets year-to-date, and we look forward to converting any future broad-based revenue growth into improved operating results.”

Third Quarter Guidance

For the three-month period ending September 30, 2003, the Company anticipates reporting a net revenue decrease of approximately 2%. This guidance is based on the economic and market conditions as of August 3, 2003, and assumes no material changes in economic conditions or other extraordinary world events. The Company can give no assurance as to whether these conditions will continue, or if they change, how such changes may affect the Company’s current expectations. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Conference Call Information:

The Company will host a conference call and simultaneous webcast today, August 4, 2003, at 10:00 a.m. EDT to discuss its financial results and operations. Both the call and webcast are open to the general public. The dial in number for the conference call is 973/512-2785; please call five minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call on the Internet at the Company’s Web site at www.bbgi.com; allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the call can be accessed for 14 days on the Internet from the Company’s Web site or for 24 hours via telephone at 973/341-3080 (reservation #4071890).

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that, owns or operates 41 stations (26 FM and 15 AM) located in ten large- and mid-size markets in the United States.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We consider station operating expenses as costs of services (excluding depreciation and amortization) and selling, general and administrative expenses. SOI replaces broadcast cash flow (BCF) as the metric used by management to assess the performance of its stations. Although it is calculated in the same manner as BCF, our management believes that using the term “station operating income” provides a more accurate description of the performance measure.

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Beasley Broadcast Group, 8/4/03	page 3 of 7

•	Same-station results compare stations operated by our company at June 30, 2003 to those same-stations operated by our company at June 30, 2002. They reflect the exclusion of operating results from WRNO-FM and KMEZ-FM in New Orleans, which were sold during the first quarter of 2002, and the operating results of WBYU-AM in New Orleans, which was sold during the first quarter of 2003 and which are included in discontinued operations.

SOI (including SOI margin) and same-station SOI are financial measures of performance that are not calculated in accordance with generally accepted accounting principles. We use these non-GAAP financial measures for internal budgeting purposes and to evaluate the performance of our radio stations. Management uses SOI to evaluate the operating performance of our radio stations because SOI enables management to measure the performance of our radio stations before non-cash expenses for depreciation and amortization and general and administrative costs and expenses related to our corporate and capital structure. Management also uses SOI to make decisions as to the acquisition and disposition of radio stations. SOI excludes recurring non-cash and corporate-level costs and expenses, which may also be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented as separate line items on our statements of operations contained in our periodic reports filed with the SEC.

While the Company recognizes that because SOI is not calculated in accordance with generally accepted accounting principles, it is not necessarily comparable to similarly titled measures employed by other companies, SOI is a measure widely used in the radio broadcast industry. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows management and investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends”, “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (SEC). Readers should note that these statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: economic and regulatory changes, the loss of key personnel, a downturn in the performance of our large-market radio stations, the Company’s substantial debt levels, and changes in the radio broadcast industry generally. The Company’s actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. These statements do not include the potential impact of any acquisitions or dispositions announced or completed after August 3, 2003. All information in this release is as of August 3, 2003, and the Company undertakes no obligation to update the information contained herein to actual results or changes to the Company’s expectations.

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Beasley Broadcast Group, 8/4/03	page 4 of 7

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net revenue	$28,473,088	$28,327,654	$52,992,704	$53,200,112

Costs and expenses:
Cost of services (excluding depreciation and amortization, shown separately below)(1)	9,384,917	8,635,112	17,445,761	16,784,586
Selling, general and administrative(1)	9,715,724	9,900,206	19,222,567	19,654,167
Corporate general and administrative	1,423,423	1,323,398	2,816,593	2,552,573
Depreciation and amortization	893,795	956,239	1,795,220	1,952,007

Total costs and expenses	21,417,859	20,814,955	41,280,141	40,943,333
Operating income from continuing operations	7,055,229	7,512,699	11,712,563	12,256,779
Interest expense	(2,836,625)	(3,821,769)	(5,925,615)	(7,846,541)
Interest income	178,204	184,094	345,596	285,155
Other income, net(2)	2,917,744	548,408	4,067,793	1,369,750

Income from continuing operations before income taxes	7,314,552	4,423,432	10,200,337	6,065,143
Income tax expense	2,931,931	1,776,308	4,108,222	2,234,677

Income from continuing operations before cumulative effect of accounting change and discontinued operations	4,382,621	2,647,124	6,092,115	3,830,466
Cumulative effect of accounting change (net of income tax benefit of $5,162,204)	—	—	—	(11,676,516)
Discontinued operations (net of income tax benefit of $29,060 and $253,783 for the three and six months ended June 30, 2002, respectively, and income tax expense of $137,463 for the six months ended June 30, 2003)	—	(46,185)	266,840	(535,926)

Net income (loss)	$4,382,621	$2,600,939	$6,358,955	$(8,381,976)

Basic and diluted net income (loss) per share:
Income from continuing operations before cumulative effect of accounting change and discontinued operations	0.18	0.11	0.25	0.16
Cumulative effect of accounting change(3)	—	—	—	(0.48)
Discontinued operations	—	—	0.01	(0.02)

Net income (loss)	$0.18	$0.11	$0.26	$(0.34)

Basic common shares outstanding	24,273,441	24,273,441	24,273,441	24,273,441

Diluted common shares outstanding	24,316,430	24,316,087	24,298,580	24,308,731

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Beasley Broadcast Group, 8/4/03	page 5 of 7

(1)	We refer to our “Cost of Services” (excluding depreciation and amortization) and “Selling, General and Administrative” together as our “station operating expenses” for the purposes of calculating “Operating Income from Continuing Operations and Margin,” “SOI and Margin,” and “Same-Station SOI” below and reconciling each to “Operating Income from Continuing Operations.”

(2)	Includes a gain on the increase in fair value of derivative financial instruments of $0.4 million and $0.8 million for the three- and six-month periods ended June 30, 2003, respectively, and $0.7 million and $1.9 million for the comparable year-ago periods, respectively. Also includes gains of $2.5 million and $3.3 million on the sale of investments during the three- and six-month periods ended June 30, 2003, respectively.

(3)	Effective January 1, 2002, the Company adopted SFAS No. 142. The effect of this accounting change, after giving effect to discontinued operations, totaled $11.7 million, or $0.48 per diluted share, on an after-tax basis in 2002.

Selected Balance Sheet Data—Unaudited

(in thousands)

	June 30, 2003	December 31, 2002
Cash and cash equivalents	$7,147	$5,448
Working capital	18,827	19,066
Total assets	285,332	282,091
Long term debt, less current installments	177,882	189,040
Total stockholders’ equity	63,278	54,180

Selected Statement of Cash Flows Data—Unaudited

(in thousands)

	Six Months Ended June 30,
	2003	2002
Net cash provided by operating activities	$8,360	$5,662
Net cash provided by investing activities	4,500	19,277
Net cash used in financing activities	(11,161)	(26,620)
Net increase (decrease) in cash & cash equivalents	1,699	(1,681)

Operating Income From Continuing Operations and Margin Calculation (Unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net revenue	$28,473,088	$28,327,654	$52,992,704	$53,200,112
Station operating expenses	(19,100,641)	(18,535,318)	(36,668,328)	(36,438,753)
Corporate general and administrative	(1,423,423)	(1,323,398)	(2,816,593)	(2,552,573)
Depreciation and amortization	(893,795)	(956,239)	(1,795,220)	(1,952,007)

Operating income from continuing operations	$7,055,229	$7,512,699	$11,712,563	$12,256,779

Operating income from continuing operations margin(1)	24.8%	26.5%	22.1%	23.0%

(1)	Operating income margin is calculated by dividing operating income from continuing operations by net revenue.

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Beasley Broadcast Group, 8/4/03	page 6 of 7

SOI and Margin Calculation (Unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net revenue	$28,473,088	$28,327,654	$52,992,704	$53,200,112
Station operating expenses	(19,100,641)	(18,535,318)	(36,668,328)	(36,438,753)

SOI	$9,372,447	$9,792,336	$16,324,376	$16,761,359

SOI margin (1)	32.9%	34.6%	30.8%	31.5%

(1)	SOI margin is calculated by dividing SOI by net revenue.

Reconciliation of SOI to Operating Income from Continuing Operations (Unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
SOI	$9,372,447	$9,792,336	$16,324,376	$16,761,359
Corporate general and administrative	(1,423,423)	(1,323,398)	(2,816,593)	(2,552,573)
Depreciation and amortization	(893,795)	(956,239)	(1,795,220)	(1,952,007)

Operating income from continuing operations	$7,055,229	$7,512,699	$11,712,563	$12,256,779

Same-Station Results Reconciliation (Unaudited):

	Three Months Ended June 30,			Six Months Ended June 30,
	2003	2002	Δ%	2003	2002	Δ%
Net revenue (as reported)	$28,473,088	$28,327,654	0.5	$52,992,704	$53,200,112	(0.4)
Sold stations(1)	—	—		—	(135,043)

Same-station net revenue	$28,473,088	$28,327,654	0.5	$52,992,704	$53,065,069	(0.1)

	2003	2002	Δ%	2003	2002	Δ%
Station operating expenses (as reported)	$(19,100,641)	$(18,535,318)	3.0	$(36,668,328)	$(36,438,753)	0.6
Sold stations(1)	—	(876)		—	10,839

Same-station station operating expenses	$(19,100,641)	$(18,536,194)	3.0	$(36,668,328)	$(36,427,914)	0.7

	2003	2002	Δ%	2003	2002	Δ%
Same-station net revenue	$28,473,088	$28,327,654	0.5	$52,992,704	$53,065,069	(0.1)
Same-station station operating expenses	(19,100,641)	(18,536,194)	3.0	(36,668,328)	(36,427,914)	0.7

Same-station SOI	$9,372,447	$9,791,460	(4.3)	$16,324,376	$16,637,155	(1.9)

(1)	Includes WRNO-FM and KMEZ-FM, divested March 20, 2002, but does not include WBYU-AM, which was divested February 5, 2003, and which is included in discontinued operations.

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Beasley Broadcast Group, 8/4/03	page 7 of 7

Reconciliation of Same-Station SOI to Operating Income from Continuing Operations (Unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Same-station SOI	$9,372,447	$9,791,460	$16,324,376	$16,637,155
Sold station net revenue	—	—	—	135,043
Sold station operating expenses	—	876	—	(10,839)
Corporate general and administrative expenses	(1,423,423)	(1,323,398)	(2,816,593)	(2,552,573)
Depreciation and amortization	(893,795)	(956,239)	(1,795,220)	(1,952,007)

Operating income from continuing operations	$7,055,229	$7,512,699	$11,712,563	$12,256,779

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